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                                                                       EXHIBIT 5


              [NORTON, JACOBS, KUHN & MCTOPY, L.L.P. LETTERHEAD]




                               December 16, 1997



Mitcham Industries, Inc.
44000 Highway 75 South
Huntsville, Texas 77342

Gentlemen:


         We have acted as counsel for Mitcham Industries, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the Registration Statement on Form S-3, Registration
No. 333-40507 (the "Registration Statement"), filed by the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 2,093,000 shares of its Common Stock, par value $0.01 per share (the "Shares") consisting of up to 2,073,000 Shares offered by the Company and up to 20,000 Shares offered by certain shareholders of the Company. In connection with this opinion, we have examined such certificates, documents and instruments as we have considered necessary and appropriate.


         Based upon the foregoing, it is our opinion that the Shares have been duly authorized for issuance and, when issued and delivered as described in the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and further consent to the statements made in the Registration Statement regarding our firm and the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit we are in the category of persons whose consent is required under
Section 7 of the Act and the rules and the regulations thereunder.
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Mitcham Industries, Inc.
December 17, 1997
Page 2


         We are licensed to practice in the State of Texas only and do not express any opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Texas or the laws of the United States of America.

                               Very truly yours,

                               NORTON, JACOBS, KUHN & MCTOPY, L.L.P.



                               /s/ NORTON, JACOBS, KUHN & MCTOPY, L.L.P.